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Subsidiaries of Registrant                                Exhibit 21.1
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                                         State of
                                         Incorporation/
Subsidiary                               Organization     Country
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
Owens & Minor Medical, Inc.              Virginia         USA
National Medical Supply, Inc.            Delaware         USA
Owens & Minor West, Inc.                 California       USA
Koley's Medical Supply, Inc.             Nebraska         USA
Lyons Physician Supply Company           Ohio             USA
A. Kuhlman & Company                     Michigan         USA
Stuart Medical, Inc.                     Pennsylvania     USA
O&M Funding Corp.                        Virginia         USA
OMI Specialty, Inc.                      Virginia         USA
Owens & Minor Trust I                    Delaware         USA
OMI International, Ltd.                  N/A              British Virgin Islands
Asia Medical Supplies Company, Ltd.(1)   N/A              British Virgin Islands
Owens & Minor Schmidt Co., Ltd.(2)       N/A              Taiwan

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(1)  50% owned by OMI International
(2) 100% owned by Asia Medical Supplies Company, Ltd.